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FOR IMMEDIATE RELEASE	Media Contacts: George Cabico / Allison McGuire Young
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NATIONAL LAMPOON, INC. RESETS FINANCIAL MANAGEMENT

Douglas S. Bennett Expands Role as President, Adds Chief Financial Officer Responsibilities;
Lorraine Evanoff Named Vice President, Finance & Chief Accounting Officer

Los Angeles (April 18, 2005) - National Lampoon Inc. (OTCBB: NLPN), the most widely recognized brand in comedy, today announced the expanded role of its President Douglas S. Bennett with the assumption of additional duties as Chief Financial Officer. Concurrent with Bennett’s added CFO role, National Lampoon also announced the appointment of Lorraine Evanoff as Vice President, Finance and Chief Accounting Officer. Together, Mr. Bennett and Ms. Evanoff will oversee administration of all accounting and financial reporting and manage the company’s investment portfolio, strategic acquisitions, capital and profitability on behalf of National Lampoon.

The new appointments are timed to coincide with the planned departure of current CFO Jim Toll, who will be pursuing opportunities outside the company.

Ms. Evanoff comes to National Lampoon from TAG Entertainment Corporation where she served as Controller and was instrumental in the merger with Powermarketing, Inc. and the pending acquisition of Myriad Films. Previously, she served as Controller of ANTs Software, Inc., a developer of high-performance SQL database management systems whose clients include Wireless Service Corporation (WSC), Grupo S&C and Fortlmax. Ms. Evanoff has also served analyst posts with Electronic Arts Inc. and Landor Associates, Inc. (Young & Rubicam).

“Lorraine was a perfect fit for the growing needs of National Lampoon,” stated Mr. Bennett. “She had an instrumental role in ongoing acquisitions at TAG and we are confident she will utilize her skill set in this pivotal period for current and planned business development strategies with the National Lampoon brand.”

About National Lampoon

National Lampoon, Inc. is active in a broad array of entertainment segments, including feature films, television programming, interactive entertainment, home video, audio CDs and book publishing. The Company also owns interests in all major National Lampoon properties, including National Lampoon’s Animal House, the National Lampoon Vacation series and National Lampoon’s van Wilder. The National Lampoon Network serves over 600 colleges and universities throughout the United States. The network reaches as many as 4.8 million students, or nearly one in four of all 18 to 24 year old college students. In addition, the Company operates a humor website, www.nationallampoon.com, on the Internet. The Company has four operating divisions: National Lampoon Network, Entertainment Division, Publishing Division and Licensing Division.

Forward-Looking Statements

This press release contains forward-looking statements, which are based on the Company’s current expectations, forecasts and assumptions. In some cases forward-looking statements may be identified by forward-looking words like “would,” “intend,” “hope,” “will,” “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” or similar words. Forward-looking statements involve risks and uncertainties which could cause actual outcomes and results to differ materially from the Company’s expectations, forecasts and assumptions. These risks and uncertainties include risks and uncertainties not in the control of the Company, including, without limitation, the current economic climate in the United States and other risks and uncertainties, including those enumerated and described in the Company’s filings with the Securities and Exchange Commission, whose filings are available on the SEC’s website at Sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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